Exhibit 99.1

Karen L. Howard
Vice President – Finance and Chief Financial Officer
Columbus McKinnon Corporation
716-689-5550
Karen.howard@cmworks.com

Immediate Release

Columbus McKinnon Corporation Commences Exchange Offer For Registered Senior Subordinated Notes Due 2019

Amherst, New York, May 3, 2011 - Columbus McKinnon Corporation (Nasdaq: CMCO) announced yesterday the commencement of its offer to exchange up to $150 million of its outstanding 7.875% Senior Subordinated Notes due 2019, issued in January 2011, for a like principal amount of its 7.875% Senior Subordinated Notes due 2019, registered under the Securities Act of 1933.  The offer to exchange the Senior Subordinated Notes will expire at 5:00 p.m. Eastern Daylight Time, on June 2, 2011, unless it is extended by the Company.

Copies of the exchange offer material may be obtained free of charge from U.S. Bank National Association, the exchange agent for the exchange offer, by calling 1-800-934-6802.

About Columbus McKinnon

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of material handling products, systems and services, which efficiently and ergonomically move, lift, position or secure material. Key products include hoists, actuators, cranes, and lifting and rigging tools. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how.  Columbus McKinnon routinely posts news and other comprehensive information on its web site at http://www.cmworks.com.

Safe Harbor Statement

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although Columbus McKinnon Corporation believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

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